EXHIBIT 10.1

AMENDMENT NO. 1

TO

LIMITED LIABILITY COMPANY AGREEMENT

OF

REETECH, LLC

This amendment number one (“Amendment No. 1”) to the Limited Liability Company Agreement (“LLC Agreement”) of Reetech, LLC, a Delaware limited liability company (“Reetech” or “Company”), is hereby entered into and agreed to by K-Technologies, Inc., a company incorporated in the State of Florida and domiciled at 4306 Wallace Road, Lakeland, Florida 33812 (“K-Tech”), and Texas Rare Earth Resources Corp., a company incorporated in the State of Delaware, and domiciled at 539 El Paso St., Sierra Blanca, Texas 79851 (“TRER”), being all the Members of Reetech, effective on this 27th day of August, 2015 (the “Effective Date”).

Capitalized terms not otherwise defined herein have the meaning given to them in the LLC Agreement.

WHEREAS, K-Tech and TRER previously entered into the LLC Agreement.

WHEREAS, pursuant to Section 11.6 of the LLC Agreement, TRER is permitted to earn additional membership percentage interest in Reetech up to an agreed maximum ownership interest of 49.9% by making special capital contributions through cash payments pursuant to the Business Plan upon the achievement of certain milestones, with the total contribution amount to equal $7.0 million.

WHEREAS, TRER and K-Tech have agreed that an alternative mechanism should be in place for TRER to earn membership percentage interest in Reetech up to the agreed maximum ownership interest of 49.9% in the event TRER is the procuring cause of revenue generated from third parties as specifically defined herein below.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth in this Amendment No. 1, and other good and valuable consideration, the receipt and adequacy of which the Members acknowledge, the Members agree as follows:

1.	Article 2 of the LLC Agreement is hereby amended to add the following definitions:

“Rare Earths” means any element or compound of the following species: Lanthanum (La), Cerium (Ce), Praseodymium (Pr), Neodymium (Nd), Samarium (Sm), Europium (Eu), Gadolinium (Gd), Terbium (Tb), Dysprosium (Dy),

Holmium (Ho), Erbium (Er), Thulium (Tm), Ytterbium (Yb), Lutetium (Lu), Scandium (Sc), and Yttrium (Y).

“Third-Party JV Business” means JV Business conducted for or on behalf of a person or entity that is not K-Technologies, Inc. or Texas Rare Earth Resources Corp.

2.	Article 2 of the LLC Agreement is hereby amended to revise the following definitions as follows:

The definition of “Field of Use” is deleted and replaced with the following new definition:

“Field of Use” means the primary extraction/impurity rejection; group separation of Rare Earths; and further separation and purification for the production of individual purified Rare Earths or mixed purified Rare Earths oxides or carbonates, as well as other products of value, including but not limited to any type of species of value derived from Rare Earths mining and/or beneficiation operations that are generally subjected to acid, alkali, or alkaline leaching.

The definition of “JV Business” is deleted and replaced with the following new definition:

“JV Business” means the primary extraction/impurity rejection; group separation of Rare Earths; and further separation and purification for the production of individual purified Rare Earths or mixed purified Rare Earths oxides or carbonates, as well as other products of value, including but not limited to any type of species of value derived from Rare Earths mining and/or beneficiation operations that are generally subjected to acid, alkali, or alkaline leaching.  Specifically excluded from the JV Business is the use of the Technology for the primary extraction/impurity rejection of Rare Earths that may be obtained from phosphate mining/beneficiation and/or phosphoric acid and phosphogypsum made therefrom, or for non-Rare Earths projects (“non-Rare Earths projects” being projects where Rare Earths are not the primary products being produced, but where one or more Rare Earths may be produced as by-products of the primary products).  If there is ever any disagreement amongst the Members about what constitutes a project subject to the JV Business, the Members will attempt through good faith negotiations to remedy such disagreement in an amicable and businesslike manner.  If the Members fail to remedy such disagreement within 20 days of being provided notice in writing of such disagreement, then the disagreement will be settled by a two-thirds vote of the Board of Managers of the Company.

3.	Section 6.2 of the LLC Agreement is hereby deleted and replaced with the following new Section 6.2:

6.2  Number Qualification, Term of Office, Vote.

(a)               The members of the Board of Managers shall be three (3) (each a “Manager”).

(b)               Until such time as TRER has been credited with the cumulative contribution to Reetech of either [i] $2.0 million in capital contributions made by TRER, [ii] $3.5 million in collected revenue from Third-Party JV business clients of which TRER was the procuring cause (as defined in Section 11.6(a) below), or [iii] a combination of [i] and [ii] that total $3.5 million, one manager shall be appointed by TRER (the “TRER Manager”) and the remaining two managers shall be appointed by K-Tech (the “K-Tech Managers”).

(c)               After TRER has been achieved one of the cumulative contribution amounts set forth in Section 6.2(b) immediately above, from that point forward one manager shall be appointed by TRER (the “TRER Manager”), one Manager shall be appointed by K-Tech (the “K-Tech Manager”), and one Manager shall be appointed by mutual agreement of TRER and K-Tech (the “Mutually-Agreed Manager”).

(d)               Each of the Managers shall hold office until such Manager’s successor shall have been appointed, or until the earlier death, resignation, removal or disqualification of such Manager.

(e)               Each Manager shall have one vote in all matters to come before the Board of Managers.  Except as otherwise provided in this Agreement, the Board of Managers shall take action at a meeting by the affirmative vote of a majority of the Managers present at a meeting at which a quorum is present, and any such act shall be deemed to be the action of the Board of Managers for all purposes of this Agreement and the Act.

4.	Section 11.6 of the LLC Agreement is hereby amended to read as follows:

11.6  Special Capital Contribution with Respect to TRER.

(a)   In accordance with the Business Plan and the JV Business, TRER will make additional cash contributions to the Company in such amounts as set forth in the Business Plan upon the Company’s achievement of certain milestones (the “Milestones”) as set forth in the Business Plan. Additionally, if TRER is the procuring cause of Third-Party JV Business to the Company, TRER will be credited with capital contributions on a dollar-for-dollar basis for the revenue generated by such Third-Party JV Business.  To be the “procuring cause” of a JV Business, Reetech and the Third-Party JV Business client must have been brought together and the Third-Party JV Business client must have become a client of Reetech as the result of the continuous efforts of TRER. Upon the receipt of either (i) any additional cash contribution from TRER upon reaching each Milestone or (ii) revenue generated from Third-Party JV Businesses of which TRER was the procuring cause, the Company shall automatically adjust the Units owned by TRER by amending Schedule A such that TRER owns a percentage ownership in the Units that is calculated as the sum of the amounts of (i) capital contributed to the Company to that point by TRER, and (ii) revenue generated from Third-Party JV Business procured by TRER, up to a maximum aggregate total of $7.0 million, divided by $7.0 million and then multiplied by 0.499. TRER shall have no obligation to make any additional cash contributions to the Company pursuant to this Section if Phase 1 Milestones as set forth in the Business Plan are not met to TRER’s satisfaction.”

(b)   Until such time as TRER becomes a 49.9% member in Reetech, all JV Business including, but not limited to, Third-Party JV Business, shall be conducted by K-Tech or under the supervision of K-Tech and K-Tech shall be the sole recipient of any profits realized from such JV Business or Third-Party JV Business with no such profits being realized by or credited to Reetech or TRER.

5.
K-Tech and TRER hereby acknowledge that that the Exclusive License Agreement from K-Technologies, Inc. to Reetech, LLC, originally attached as Exhibit A to the LLC Agreement has been amended; that the LLC Agreement is subject to that amendment; and that they (K-Tech and TRER) agree to be bound by that the amendment in the management and operation of Reetech.  A copy of the amendment titled “Amendment No. 1 to the Exclusive License Agreement from K-Technologies, Inc. to Reetech, LLC” is attached hereto as Exhibit 1.

6.
K-Tech and TRER hereby acknowledge that that the Non-Exclusive License Agreement from Reetech, LLC, to Texas Rare Earth Resources Corp. originally attached as Exhibit B to the LLC Agreement has been amended; that the LLC Agreement is subject to that amendment; and that they (K-Tech and TRER) agree to be bound by that the amendment in the management and operation of Reetech.  A copy of the amendment titled “Amendment No. 1 to the Non-Exclusive License Agreement from Reetech, LLC to Texas Rare Earth Resources Corp.” is attached hereto as Exhibit 2.

7.
The use of the term “REEs” in Exhibit E (“Business Plan”) to the LLC Agreement shall henceforth be considered and for all purposes hereafter shall be read as applying the definition of “Rare Earths” set forth in and as defined in paragraph 1 above.  The use of the term “non-REEs” in Exhibit E (“Business Plan”) to the LLC Agreement shall henceforth be considered and for all purposes hereafter shall be read as applying the definition of “non-Rare Earths” set forth in and as defined in paragraph 2, in the definition of “JV Business” above.

8.	Except as expressly modified herein, all of the terms, covenants and provisions of the LLC Agreement are hereby confirmed and ratified and remain unchanged and in full force and effect.

9.
This Amendment No. 1 is hereby executed by K-Tech and TRER, being all of the Members of Reetech, and shall constitute a written action of the Members, pursuant to Section 4.13 of the LLC Agreement, meeting the requirements to amend the LLC Agreement pursuant to Section 14.4(d) and Article 15 of the LLC Agreement.

10.
This Amendment No. 1 may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.  A facsimile signature will be considered an original signature.

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to the Limited Liability Company Agreement of Reetech, LLC, as of the Effective Date set forth above.

For:	K-TECHNOLOGIES, INC.

By:	_______________________
Thomas E. Baroody
Title:	President & CEO

Date:	October ___, 2015

For:	TEXAS RARE EARTH RESOURCES CORP.

By:	_______________________
Daniel Gorski
Title:	President & CEO

Date:	October ___, 2015